UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2004

PHOTON DYNAMICS, INC.

(Exact name of registrant as specified in charter)

California	000-27234	94-3007502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5970 Optical Court

San Jose, California 95138-1400

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 226-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Change in Compensation of Outside Directors

On October 25, 2004, the Board of Directors of Photon Dynamics, Inc., upon a recommendation of the company’s Nominating and Corporate Governance Committee, revised the cash compensation arrangement for outside directors. This revised cash compensation arrangement applies to each of Photon Dynamics’ directors other than Jeffrey Hawthorne, Photon Dynamics’ Chief Executive Officer. The new cash compensation arrangement is as follows:

1. Each outside director is entitled to receive an annual retainer fee of $15,000, plus a per meeting fee of $2,000 for in person meetings and $1,000 for telephonic meetings.

2. Each member of the Audit Committee, Compensation and Employee Ownership Committee, and Nominating and Corporate Governance Committee, is entitled to receive, in addition to their Board compensation, a per meeting fee of $1,000 for in person meetings and $500 for telephonic meetings.

3. The Chairman of each committee is entitled to receive, in addition to their Board compensation and committee attendance fees, an annual retainer as follow: Chairman of the Audit Committee - $15,000; Chairman of the Compensation and Employee Ownership Committee - $5,000; and Chairman of the Nominating and Corporate Governance Committee - $3,000.

The actions taken did not affect the stock option arrangements currently in effect with respect to non-employee directors. Under Photon Dynamics’ 1995 Stock Option Plan (the “Option Plan”), each of the company’s non-employee directors is automatically entitled to receive, (a) an option to purchase 20,000 shares of Photon Dynamics common stock upon his or her initial election or appointment to Photon Dynamics’ Board, and (b) immediately following each annual meeting of Photon Dynamics’ shareholders, an option to purchase an additional 7,500 shares of Photon Dynamics’ common stock, provided such non-employee director has provided services to Photon Dynamics for at least one year. These option grants are non-discretionary and are automatically granted under the Option Plan without further action by Photon Dynamics, the Board or Photon Dynamics shareholders. The full terms of these stock options are described in Photon Dynamics’ proxy statement relating to Photon Dynamics’ annual meeting of shareholders held on January 26, 2004, filed with the United States Securities and Exchange Commission on December 24, 2003. Under the terms of the Option Plan, Dr. Thompson, as Executive Chairman of the Board, is not considered a “non-employee director” and does receive these automatic stock option grants.

Grant of Stock Option to Executive Officer

On October 25, 2004, the Compensation Committee of the Board of Directors of Photon Dynamics granted to Mr. Jeffrey Hawthorne, Photon Dynamics’ Chief Executive Officer, an option to purchase 72,000 shares of Photon Dynamics’ common stock with an exercise price of $17.36 per share, the closing price of the common stock on the date of grant. The stock option vests over 50 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHOTON DYNAMICS, INC.

Dated: October 29, 2004	By:	/s/ Richard Okumoto
Richard Okumoto
Chief Financial Officer and Secretary